As filed with the Securities and Exchange Commission on July 31, 2026
Registration No. 333-278728

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 1
to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

JUSHI HOLDINGS INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	98-1547061
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
301 Yamato Road, Suite 3250
Boca Raton, FL 33431
(561) 617-9100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James Cacioppo
Chairman and Chief Executive Officer
Jushi Holdings Inc.
301 Yamato Road, Suite 3250
Boca Raton, FL 33431
(561) 617-9100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 to Form S-3 (this “Amendment”) is being filed pursuant to Rule 414(d) under the Securities Act of 1933, as amended (the “Securities Act”), by Jushi Holdings Inc., as a Nevada corporation (the “Company”), as successor issuer to the Company as a British Columbia corporation.
On July 30, 2026 (the “Effective Date”), the Company filed articles of domestication and articles of incorporation in the office of the Nevada Secretary of State to continue out from the jurisdiction of the Province of British Columbia, Canada, to the jurisdiction of the State of Nevada, United States (the “Continuance”). The Continuance was consummated pursuant to a Plan of Arrangement, which was approved by the Company’s shareholders in accordance with the corporate laws of British Columbia, Canada at an annual general and special meeting of the shareholders held on June 24, 2026, and a Final Order issued by the Supreme Court of British Columbia, Canada on June 29, 2026.
As a result of the Continuance and the change in the Company’s jurisdiction of incorporation, the Company now as a Nevada corporation is the successor issuer of the Company, previously as a British Columbia corporation, under Rule 12g-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
This Amendment pertains to the Registration Statement on Form S-3 (Registration No. 333-278728) filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on April 16, 2024 and declared effective by the SEC on April 30, 2024 (the “Legacy Registration Statement”). The Company hereby expressly ratifies the Legacy Registration Statement as its registration statement for all purposes of the Securities Act and the Exchange Act. The Legacy Registration Statement, as amended by this Amendment, is referred to as the “Registration Statement”.
For purposes of the Registration Statement, as of any time prior to the Effective Date, references to “Jushi,” the “Company,” “we,” “us,” “our” and similar terms reference the Company as a British Columbia corporation and its consolidated subsidiaries and, as of any time after the Effective Date, reference the Company as a Nevada corporation and its consolidated subsidiaries.
The prospectus contained in the Legacy Registration Statement incorporates by reference all documents filed by the Company under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the filing of the Legacy Registration Statement and the Registration Statement will incorporate by reference all documents filed by the Company under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on and following the date of this Amendment. Before the Effective Date, the prospectus contained in the Legacy Registration Statement and the documents incorporated by reference in the Legacy Registration Statement do not reflect changes in the Company’s jurisdiction, legal entity type and capital stock, among other things, resulting from the Continuance. With respect to such information, or any other information contained or incorporated by reference in the Legacy Registration Statement that is modified by information subsequently incorporated by reference in the Registration Statement, the statement or information previously contained or incorporated in the Legacy Registration Statement will also be deemed modified or superseded in the same manner.
No additional securities are being registered under the Registration Statement and the applicable registration fees were paid at the time of the original filing of the Legacy Registration Statement. This Amendment consists only of this explanatory note and revised versions of the following parts of the Legacy Registration Statement: Part II, the exhibits filed with this Amendment and the signatures. Accordingly, except as provided in this Amendment, the Legacy Registration Statement and prospectus therein remain unchanged in all other respects.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The information set forth in this item is incorporated by reference from Item 14 of the Legacy Registration Statement on Form S-3, File No. 333-278728, effective as of April 30, 2024.
Item 15. Indemnification of Directors and Officers
Nevada Revised Statutes and the Company’s Articles and Bylaws
Nevada Revised Statutes (“NRS”) 78.138(7) provides that, subject to certain exceptions under Nevada law, unless the articles of incorporation or an amendment thereto provide for greater individual liability, a director or officer is not individually liable to a corporation or its stockholders or creditors for any damage as a result of any act or failure to act in his or her capacity as a director or officer, unless the presumption of the business judgment rule set forth in NRS 78.138(3) has been rebutted and it is proven that (i) the director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and (ii) the breach of those duties involved intentional misconduct, fraud or a knowing violation of the law.
NRS 78.7502(1) provides that a corporation may indemnify, pursuant to that statutory mechanism, any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a manager of a limited liability company, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person is not liable pursuant to NRS 78.138 or acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.
NRS 78.7502(2) provides that a corporation may indemnify, pursuant to that statutory mechanism, any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a manager of a limited liability company, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person is not liable pursuant to NRS 78.138 or acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation; provided, however, that indemnification under NRS 78.7502 may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or any other court of competent jurisdiction determines upon application that, in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.
Any indemnification pursuant to the statutory mechanism provided under NRS 78.7502, as described above, unless ordered by a court or advanced pursuant to NRS 78.751(2), may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) by the stockholders; (b) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.
NRS 78.751 further provides that indemnification pursuant to the statutory mechanism provided under NRS 78.7502 does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the registrant’s articles of incorporation, or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in the person’s official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses, may not be made to or on behalf of any director or officer finally adjudged by a court of competent jurisdiction, after exhaustion of any appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, and such misconduct, fraud or violation was material to the cause of action.
The Company’s bylaws provide for indemnification of its directors and officers in their respective capacities as such and in any and all other capacities in which any of them serves at the Company’s request to the fullest extent permitted by law.
D&O Insurance
NRS 78.752(1) provides that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against the person and liability and expenses incurred by the person in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify such person against liability and expenses.
The Company has obtained directors and officers liability insurance (“D&O Insurance”) for the benefit of the Company’s directors and officers and intends to maintain such D&O Insurance. D&O Insurance is insurance coverage intended to protect individuals serving as directors or officers of a business or other type of organization from personal losses if such individuals are sued as a result of serving as directors or officers of a business or other type of organization. D&O Insurance may also cover the legal fees and other costs the business or other type of organization may incur as a result of such suits against its directors or officers.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits

Exhibit No.	Description

1.1*	Form of Underwriting Agreement

4.1	Articles of Domestication (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K12G3 filed on July 31, 2026 (File No. 000-56468) and incorporated by reference herein).

4.2	Articles of Incorporation (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K12G3 filed on July 31, 2026 (File No. 000-56468) and incorporated by reference herein).

4.3	Bylaws (filed as Exhibit 3.3 to the Company’s Current Report on Form 8-K12G3 filed on July 31, 2026 (File No. 000-56468) and incorporated by reference herein).

4.4*	Form of Certificate of Designations

4.5*	Preferred Shares Specimen Stock Certificate

4.6*	Form of Warrant Agreement and Warrant Certificate

4.7*	Form of Unit Agreement

4.8*	Form of Rights Agreement

5.1**	Opinion of Brownstein Hyatt Farber Schreck, LLP.

5.2**	Opinion of Sheppard, Mullin, Richter & Hampton LLP.

23.1**	Consent of Independent Registered Public Accounting Firm (Macias Gini & O’Connell LLP).

23.2**	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1 to this Registration Statement).

23.3**	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.2 to this Registration Statement).

24.1**	Power of Attorney (included on signature page).

107
Filing Fee Table (filed as Exhibit 107 to the Company’s Form S-3 filed on April 16, 2024 and declared effective by the SEC on April 30, 2024 (Registration No. 333-278728) and incorporated by reference herein)

__________________
*To be filed by amendment or by a report filed under the Exchange Act and incorporated herein by reference, if applicable.
**    Filed herewith
Item 17. Undertakings
(a)The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or are contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Legacy Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 31st day of July, 2026.

JUSHI HOLDINGS INC.

By:	/s/ James Cacioppo
Name: James Cacioppo
Title: Chairman and Chief Executive Officer
POWER OF ATTORNEY
The undersigned directors and officers of Jushi Holdings Inc. hereby appoint James Cacioppo, Louis Jon Barack and Michelle Mosier and each of them, as his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Legacy Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James Cacioppo	Chairman and Chief Executive Officer (principal executive officer)	July 31, 2026
James Cacioppo
/s/ Michelle Mosier	Chief Financial Officer (principal financial officer and principal accounting officer)	July 31, 2026
Michelle Mosier
/s/ Stephen Monroe	Director	July 31, 2026
Stephen Monroe
/s/ Benjamin Cross	Director	July 31, 2026
Benjamin Cross
/s/ Marina Hahn	Director	July 31, 2026
Marina Hahn
/s/ Billy Wafford	Director	July 31, 2026
Billy Wafford